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                                                                    EXHIBIT 99.1

                        CC MASTER CREDIT CARD TRUST II
                     Excess Spread Analysis - August 2001
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Series                                        1995-A          1995-C         1996-A         1996-C          1998-A
Deal Size                                    $400 MM         $400 MM       $407.25 MM     $271.50 MM       $600 MM
Expected Maturity                            08/15/02        02/18/03       11/15/01       02/16/04        09/15/03
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
Yield                                          20.78%          20.78%         21.67%         20.78%          20.78%
Less:      Coupon                               3.90%           3.91%          3.89%          3.88%           3.91%
           Servicing Fee                        1.50%           1.50%          1.50%          1.50%           1.50%
           Net Credit Losses                    7.84%           7.84%          7.84%          7.84%           7.84%
Excess Spread:
           August-01                            7.54%           7.53%          8.43%          7.56%           7.53%
           July-01                              5.60%           5.58%          5.60%          5.62%           5.59%
           June-01                              4.39%           4.38%          4.40%          4.41%           4.39%
Three month Average Excess Spread               5.84%           5.83%          6.15%          5.86%           5.84%

Delinquency:
           30 to 59 days                        2.16%           2.16%          2.16%          2.16%           2.16%
           60 to 89 days                        1.55%           1.55%          1.55%          1.55%           1.55%
           90 + days                            2.94%           2.94%          2.94%          2.94%           2.94%
           Total                                6.66%           6.66%          6.66%          6.66%           6.66%

Payment Rate                                   14.49%          14.49%         14.49%         14.49%          14.49%
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